Exhibit 99.1

News Release News Release News Release News

FOR IMMEDIATE RELEASE

Media Contact:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832

Investors/Analysts Contacts:
Ken Paukowits, ken.f.paukowits@aexp.com, +1.212.640.6348
Rick Petrino, richard.petrino@aexp.com, +1.212.640.5574

AMERICAN EXPRESS FIRST QUARTER EPS OF $1.48, UP 11% FROM A YEAR AGO

HIGHER CARD MEMBER SPENDING AND LOANS DRIVE CORE PERFORMANCE

OPERATING EXPENSES REMAIN WELL CONTROLLED

(Millions, except percentages and per share amounts)

	Quarters Ended March 31,		Percentage Inc/(Dec)
	2015	2014
Total Revenues Net of Interest Expense	$7,950	$8,173	(3)%
Net Income	$1,525	$1,432	6%
Earnings Per Common Share – Diluted:
Net Income Attributable to Common Shareholders1	$1.48	$1.33	11%
Average Diluted Common Shares Outstanding	1,023	1,067	(4)%
Return on Average Equity	29.0%	28.3%

New York – April 16, 2015 – American Express Company (NYSE: AXP) today reported first-quarter net income of $1.5 billion, up 6 percent from $1.4 billion a year ago.  Diluted earnings per share rose 11 percent to $1.48, from $1.33 a year ago.

Results for the quarter were negatively affected by the significant impact of a stronger U.S. dollar on international operations.

1 Represents net income less earnings allocated to participating share awards of $11 million and $12 million for the three months ended March 31, 2015 and 2014, respectively.

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First-quarter consolidated total revenues net of interest expense decreased to $7.9 billion from $8.2 billion a year ago, down 3 percent (up 1 percent FX adjusted2). Excluding the business travel operations that were part of the company a year ago, adjusted revenues increased 5 percent on an FX adjusted basis3.  That increase was driven by higher Card Member spending and higher net interest income.

Consolidated provisions for losses totaled $420 million, down 13 percent from $485 million a year ago. The decrease primarily reflected a larger reserve release this quarter compared to last year.  Credit indicators continued to be at historically strong levels.

Consolidated expenses totaled $5.2 billion, down 5 percent (down 1 percent FX adjusted2) from $5.5 billion a year ago. Excluding business travel operations, adjusted expenses increased 5 percent on an FX adjusted basis3. That increase primarily reflected higher rewards costs and Card Member services, partially offset by lower operating expenses4.

The effective tax rate for the quarter was 34 percent, down from 35 percent a year ago.

The company's return on average equity (ROE) was 29.0 percent, up from 28.3 percent a year ago.

“First quarter results showed solid core performance and continued progress in expanding the American Express franchise despite an impact from several of the headwinds we’re confronting,” said Kenneth I. Chenault, chairman and chief executive officer.

“Underlying performance reflected some familiar themes: higher Card Member spending (3 percent globally, 7 percent on an FX adjusted basis); a modest increase in loans; credit metrics near their historic lows; disciplined cost controls; and a strong balance sheet that allows us to return substantial amounts of capital to shareholders. These results came against the negative impact of a sharply stronger U.S. dollar, an uneven global economy, and the long-term renewal of several cobrand relationships that provide us with lower initial economics than the prior agreements. We also felt the impact from ending our relationship with Costco Canada, which expired at year end.

“During the quarter, we announced the launch of a new loyalty coalition business in the U.S. This business, named Plenti, leverages the success of similar programs in our international markets that are building business for merchants and delivering rewards to more than 60 million participating customers.  We also moved forward on initiatives that are gaining broader card acceptance among smaller merchants and aimed at capturing a greater share of U.S. consumers’ everyday spending.

“Separately, based on our strong outcome on the Federal Reserve’s annual stress test, we gained the flexibility to increase the quarterly dividend by 12 percent to 29 cents per share and repurchase up to $6.6 billion of common shares through second quarter of 2016.

2 As reported in this release, FX adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended March 31, 2015 apply to the period(s) against which such results are being compared). Certain amounts included in the calculations of FX-adjusted revenues and expenses, which constitute non-GAAP measures, are subject to management allocations. The company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

3 Adjusted revenue growth and adjusted expense growth are non-GAAP measures and exclude the impact of changes in foreign exchange rates and the company’s business travel operations in Q1’14 from total revenues net of interest expense and total expenses, respectively. Management believes these metrics are useful in evaluating the ongoing operating performance of the company. See Appendix V in the selected statistical tables for reconciliations to total revenues net of interest expense and total expenses on a GAAP basis.

4 Operating expenses reflect salaries and employee benefits, professional services, occupancy and equipment, communications and other, net.

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“As previously reported, we expect full year 2015 earnings will be flat to modestly down year-over-year with the headwinds we’re facing and as we ramp up investments to help offset the impact from ending our relationship with Costco in the U.S. next year.  Looking further ahead, we have a range of growth opportunities across the business and continue to be very positive about the moderate to long term outlook for our company.”

Segment Results

U.S. Card Services reported first-quarter net income of $934 million, up 7 percent from $876 million a year ago.

Total revenues net of interest expense increased 6 percent to $4.5 billion from $4.3 billion a year ago.  The increase reflected a 7 percent rise in Card Member spending and higher net interest income.

Provisions for losses totaled $296 million, down 13 percent from $342 million a year ago. The decrease primarily reflected a larger reserve release this quarter than last year.

Total expenses increased 9 percent to $2.7 billion from $2.5 billion a year ago.  The rise primarily reflected higher rewards and Card Member services expenses driven by increased Card Member spending volumes and additional costs related to renewing certain cobrand relationships.

The effective tax rate was 37 percent compared to 38 percent a year ago.

International Card Services reported first-quarter net income of $134 million, down 16 percent from $159 million a year ago. The decline reflected the impact of the stronger U.S. dollar.

Total revenues net of interest expense decreased 8 percent (up 4 percent FX adjusted2) to $1.2 billion.

Provisions for losses totaled $76 million, down 13 percent from $87 million a year ago.

Total expenses decreased 8 percent (up 1 percent FX adjusted2) to $1 billion. The decrease primarily reflected lower marketing, promotion and rewards costs.

The effective tax rate was 27 percent compared to 22 percent a year ago.

Global Commercial Services reported first-quarter net income of $180 million, down from $184 million a year ago.  The decline reflected the impact of the stronger U.S. dollar.

Total revenues net of interest expense decreased 31 percent (27 percent FX adjusted2) to $827 billion from $1.2 billion. Year-ago revenues included the company’s business travel operations.

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Total expenses decreased 42 percent (39 percent FX adjusted2) to $508 million from $871 million a year ago. Year-ago expenses included the company’s business travel operations.

Global Network & Merchant Services reported first-quarter net income of $444 million, flat from a year ago.  Results were negatively impacted by the stronger U.S. dollar.

Total revenues net of interest expense decreased 2 percent (up 3 percent FX adjusted2) to $1.3 billion. The negative impact of foreign exchange rates was partially offset by an increase in global Card Member spending.

Total expenses decreased 2 percent to $635 million (up 2 percent FX adjusted2) from $647 million a year ago. The decrease reflected lower marketing, promotion and rewards costs in the current quarter.

Corporate and Other reported first-quarter net loss of $167 million, compared with net loss of $230 million in the year-ago period.

# # #

About American Express

American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success.  Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/companies/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products and services:  charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services,  corporate card and business travel

The 2015 First Quarter Earnings Supplement will be available today on the American Express website at http://ir.americanexpress.com. An investor conference call will be held at 5:00 p.m. (ET) today to discuss first-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public at the same website. A replay of the conference call will be available later today at the same website address.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the company’s expected business and financial performance and are subject to risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those described in the 2015 First Quarter Earnings Supplement of American Express Company furnished today as an exhibit to a Current Report on Form 8-K, the company's Annual Report on Form 10-K for the year ended December 31, 2014 and the company’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements.

American Express Company	(Preliminary)
Consolidated Statements of Income
(Millions, except percentages and per share amounts)
	Quarters Ended					% Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Mar 31, 2015 vs.
	2015	2014	2014	2014	2014	Mar 31, 2014
Revenues
Non-interest revenues
Discount revenue (A)	$4,660	$4,961	$4,889	$4,919	$4,620	1
Net card fees	667	671	680	687	674	(1)
Travel commissions and fees	89	91	104	500	423	(79)
Other commissions and fees	619	624	642	624	618	0
Other	468	1,310	593	585	501	(7)
Total non-interest revenues	6,503	7,657	6,908	7,315	6,836	(5)
Interest income
Interest on loans	1,795	1,769	1,753	1,696	1,711	5
Interest and dividends on investment securities	41	43	45	45	46	(11)
Deposits with banks and other	21	17	17	18	19	11
Total interest income	1,857	1,829	1,815	1,759	1,776	5
Interest expense
Deposits	103	97	91	91	94	10
Long-term debt and other	307	308	329	352	345	(11)
Total interest expense	410	405	420	443	439	(7)
Net interest income	1,447	1,424	1,395	1,316	1,337	8
Total revenues net of interest expense	7,950	9,081	8,303	8,631	8,173	(3)
Provisions for losses
Charge card	174	198	196	183	215	(19)
Card Member loans	235	341	265	282	250	(6)
Other	11	43	27	24	20	(45)
Total provisions for losses	420	582	488	489	485	(13)
Total revenues net of interest expense after provisions for losses	7,530	8,499	7,815	8,142	7,688	(2)

Expenses
Marketing and promotion (A)	609	887	783	959	587	4
Card Member rewards	1,640	1,881	1,695	1,773	1,582	4
Card Member services and other	261	203	205	192	222	18
Salaries and employee benefits	1,305	1,607	1,290	1,658	1,540	(15)
Professional services	624	768	731	817	692	(10)
Occupancy and equipment	434	446	432	467	462	(6)
Communications	88	98	91	101	93	(5)
Other, net	253	384	342	(137)	302	(16)
Total	5,214	6,274	5,569	5,830	5,480	(5)
Pretax income	2,316	2,225	2,246	2,312	2,208	5
Income tax provision	791	778	769	783	776	2
Net income	$1,525	$1,447	$1,477	$1,529	$1,432	6
Net income attributable to common shareholders (B)	$1,514	$1,436	$1,466	$1,517	$1,420	7
Effective tax rate	34.2%	35.0%	34.2%	33.9%	35.1%

Earnings Per Common Share

BASIC
Income from continuing operations attributable to common shareholders	$1.49	$1.40	$1.41	$1.44	$1.34	11
Income from discontinued operations	-	-	-	-	-	-
Net income attributable to common shareholders	$1.49	$1.40	$1.41	$1.44	$1.34	11
Average common shares outstanding	1,019	1,028	1,041	1,052	1,060	(4)
DILUTED
Net income attributable to common shareholders	$1.48	$1.39	$1.40	$1.43	$1.33	11
Average common shares outstanding	1,023	1,033	1,047	1,058	1,067	(4)
Cash dividends declared per common share	$0.26	$0.26	$0.26	$0.26	$0.23	13

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

American Express Company
Condensed Consolidated Balance Sheets
(Billions, except percentages, per share amounts and where indicated)
	Quarters Ended					% Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Mar 31, 2015 vs.
	2015	2014	2014	2014	2014	Mar 31, 2014
Assets
Cash & cash equivalents	$24	$22	$21	$18	$21	14
Accounts receivable	46	47	47	49	47	(2)
Investment securities	4	4	5	5	5	(20)
Loans	67	70	66	66	63	6
Other assets	14	16	15	14	15	(7)
Total assets	$155	$159	$154	$152	$151	3

Liabilities and Shareholders' Equity
Customer deposits	$45	$44	$43	$42	$43	5
Short-term borrowings	2	3	3	3	3	(33)
Long-term debt	55	58	56	55	54	2
Other liabilities	31	33	32	32	31	-
Total liabilities	133	138	134	132	131	2

Shareholders' Equity	22	21	20	20	20	10
Total liabilities and shareholders' equity	$155	$159	$154	$152	$151	3

Selected Statistical Information

Return on average equity (C)	29.0%	29.1%	28.8%	28.8%	28.3%
Return on average common equity (C)	29.3%	29.0%	28.6%	28.5%	28.1%
Return on average tangible common equity (C)	36.2%	35.9%	35.6%	35.8%	35.4%
Common shares outstanding (millions)	1,016	1,023	1,035	1,046	1,059	(4)
Book value per common share (dollars)	$21.49	$20.21	$19.54	$19.32	$18.87	14
Shareholders' equity	$21.8	$20.7	$20.2	$20.2	$20.0	9

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

American Express Company
Financial Summary
(Millions)
	Quarters Ended					% Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Mar 31, 2015 vs.
	2015	2014	2014	2014	2014	Mar 31, 2014

Total revenues net of interest expense
U.S. Card Services	$4,525	$4,594	$4,501	$4,451	$4,264	6
International Card Services	1,241	1,355	1,394	1,391	1,352	(8)
Global Commercial Services	827	1,585	900	1,269	1,194	(31)
Global Network & Merchant Services	1,344	1,477	1,450	1,455	1,365	(2)
	7,937	9,011	8,245	8,566	8,175	(3)
Corporate & Other	13	70	58	65	(2)	#

CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE	$7,950	$9,081	$8,303	$8,631	$8,173	(3)

Pretax income (loss)
U.S. Card Services	$1,480	$1,083	$1,411	$1,200	$1,406	5
International Card Services	184	1	176	69	203	(9)
Global Commercial Services	284	949	309	865	285	(0)
Global Network & Merchant Services	698	670	670	578	702	(1)
	2,646	2,703	2,566	2,712	2,596	2
Corporate & Other	(330)	(478)	(320)	(400)	(388)	(15)

PRETAX INCOME	$2,316	$2,225	$2,246	$2,312	$2,208	5

Net income (loss)
U.S. Card Services	$934	$665	$889	$770	$876	7
International Card Services	134	33	142	77	159	(16)
Global Commercial Services	180	594	204	561	184	(2)
Global Network & Merchant Services	444	417	427	373	443	0
	1,692	1,709	1,662	1,781	1,662	2
Corporate & Other	(167)	(262)	(185)	(252)	(230)	(27)

NET INCOME	$1,525	$1,447	$1,477	$1,529	$1,432	6

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

American Express Company	(Preliminary)
Selected Statistical Information (continued)
(Billions, except percentages and where indicated)
	Quarters Ended					% Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Mar 31, 2015 vs.
	2015	2014	2014	2014	2014	Mar 31, 2014
Card billed business (D):
United States	$169.2	$182.5	$173.0	$173.4	$159.2	6
Outside the United States	76.4	86.0	85.1	84.7	78.9	(3)
Total	$245.6	$268.5	$258.1	$258.1	$238.1	3
Total cards-in-force (E) (millions):
United States	54.8	54.9	54.5	54.1	53.5	2
Outside the United States	57.4	57.3	56.6	55.8	54.7	5
Total	112.2	112.2	111.1	109.9	108.2	4
Basic cards-in-force (E) (millions):
United States	42.4	42.6	42.2	42.0	41.5	2
Outside the United States	47.3	47.0	46.3	45.6	44.6	6
Total	89.7	89.6	88.5	87.6	86.1	4

Average discount rate (A) (F)	2.49%	2.44%	2.48%	2.48%	2.51%
Average basic Card Member spending (dollars) (G)	$4,008	$4,377	$4,223	$4,288	$3,991	0
Average fee per card (dollars) (G)	$39	$39	$40	$41	$40	(3)
Average fee per card adjusted (dollars) (G)	$44	$44	$45	$45	$45	(2)

Worldwide Card Member receivables:
Total receivables	$43.7	$44.9	$45.1	$45.3	$44.7	(2)
Loss reserves (millions):
Beginning balance	$465	$432	$413	$414	$386	20
Provisions (H)	174	198	196	183	215	(19)
Net write-offs (I)	(199)	(156)	(168)	(182)	(170)	12
Other (J)	(11)	(9)	(9)	(2)	(17)	10
Ending balance	$429	$465	$432	$413	$414	4
% of receivables	1.0%	1.0%	1.0%	0.9%	0.9%
Net write-off rate (principal only) - USCS/ICS (K)	2.1%	1.5%	1.6%	1.8%	1.8%
Net write-off rate (principal and fees) - USCS/ICS (K)	2.3%	1.7%	1.8%	2.0%	2.0%
30 days past due as a % of total - USCS/ICS	1.6%	1.6%	1.6%	1.5%	1.7%
Net loss ratio (as a % of charge volume) - GCS	0.10%	0.08%	0.09%	0.09%	0.09%
90 days past billing as a % of total - GCS	0.7%	0.8%	0.8%	0.7%	0.7%

Worldwide Card Member loans:
Total loans	$66.8	$70.4	$66.1	$66.3	$64.0	4
Loss reserves (millions):
Beginning balance	$1,201	$1,146	$1,170	$1,191	$1,261	(5)
Provisions (H)	235	341	265	282	250	(6)
Net write-offs - principal (I)	(259)	(237)	(245)	(267)	(280)	(5)
Net write-offs - interest and fees (I)	(43)	(40)	(40)	(42)	(42)	2
Other (J)	(4)	(9)	(4)	6	2	-
Ending balance	$1,130	$1,201	$1,146	$1,170	$1,191	(5)
Ending reserves - principal	$1,074	$1,149	$1,093	$1,114	$1,135	(5)
Ending reserves - interest and fees	$56	$52	$53	$56	$56	-
% of loans	1.7%	1.7%	1.7%	1.8%	1.9%
% of past due	163%	167%	165%	171%	159%
Average loans	$67.6	$67.7	$66.4	$65.2	$64.5	5
Net write-off rate (principal only) (K)	1.5%	1.4%	1.5%	1.6%	1.7%
Net write-off rate (principal, interest and fees) (K)	1.8%	1.6%	1.7%	1.9%	2.0%
30 days past due loans as a % of total	1.0%	1.0%	1.1%	1.0%	1.2%
Net interest income divided by average loans (L)	8.6%	8.4%	8.5%	8.1%	8.4%
Net interest yield on Card Member loans (L)	9.6%	9.3%	9.3%	9.2%	9.5%

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

U.S. Card Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)
	Quarters Ended					% Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Mar 31, 2015 vs.
	2015	2014	2014	2014	2014	Mar 31, 2014

Revenues
Non-interest revenues (A)	$3,148	$3,253	$3,188	$3,196	$2,991	5
Interest income	1,529	1,490	1,465	1,408	1,423	7
Interest expense	152	149	152	153	150	1
Net interest income	1,377	1,341	1,313	1,255	1,273	8
Total revenues net of interest expense	4,525	4,594	4,501	4,451	4,264	6
Provisions for losses	296	399	316	339	342	(13)
Total revenues net of interest expense after provisions for losses	4,229	4,195	4,185	4,112	3,922	8
Expenses
Marketing, promotion, rewards, (A) Card Member services and other	1,733	2,038	1,764	1,839	1,556	11
Salaries and employee benefits and other operating expenses	1,016	1,074	1,010	1,073	960	6
Total	2,749	3,112	2,774	2,912	2,516	9
Pretax segment income	1,480	1,083	1,411	1,200	1,406	5
Income tax provision	546	418	522	430	530	3
Segment income	$934	$665	$889	$770	$876	7
Effective tax rate	36.9%	38.6%	37.0%	35.8%	37.7%

Selected Statistical Information
(Billions, except percentages and where indicated)

Card billed business	$132.5	$145.0	$136.2	$136.5	$124.3	7
Total cards-in-force (millions)	45.9	45.6	45.2	44.7	44.1	4
Basic cards-in-force (millions)	34.2	34.0	33.7	33.3	32.8	4
Average basic Card Member spending (dollars)	$3,875	$4,281	$4,069	$4,133	$3,805	2

U.S. Consumer Travel:
Travel sales (millions)	$988	$817	$956	$1,027	$974	1
Travel commissions and fees/sales	6.6%	7.5%	7.4%	7.4%	6.5%

Total segment assets	$107.7	$113.2	$103.3	$101.1	$98.9	9
Segment capital (M)	$10.8	$10.4	$9.9	$9.9	$9.7	11
Return on average segment capital (N)	32.1%	32.5%	35.5%	35.3%	35.6%
Return on average tangible segment capital (N)	33.2%	33.6%	36.6%	36.5%	36.9%

Card Member receivables:
Total receivables	$21.5	$22.5	$21.3	$21.2	$20.7	4
30 days past due as a % of total	1.7%	1.7%	1.6%	1.5%	1.8%
Average receivables	$21.3	$21.8	$21.4	$21.3	$20.6	3
Net write-off rate (principal only) (K)	2.2%	1.4%	1.5%	1.8%	1.8%
Net write-off rate (principal and fees) (K)	2.4%	1.6%	1.7%	2.0%	2.0%

Card Member loans:
Total loans	$59.9	$62.6	$58.0	$57.7	$55.8	7
30 days past due loans as a % of total	1.0%	1.0%	1.0%	0.9%	1.1%
Average loans	$60.4	$59.7	$58.0	$56.8	$56.1	8
Net write-off rate (principal only) (K)	1.5%	1.3%	1.4%	1.6%	1.7%
Net write-off rate (principal, interest and fees) (K)	1.7%	1.5%	1.6%	1.8%	1.9%
Net interest income divided by average loans (L)	9.1%	9.0%	9.1%	8.9%	9.2%
Net interest yield on Card Member loans (L)	9.5%	9.1%	9.2%	9.1%	9.4%

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

International Card Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)
	Quarters Ended					% Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Mar 31, 2015 vs.
	2015	2014	2014	2014	2014	Mar 31, 2014

Revenues
Non-interest revenues	$1,061	$1,166	$1,206	$1,208	$1,157	(8)
Interest income	244	260	273	275	277	(12)
Interest expense	64	71	85	92	82	(22)
Net interest income	180	189	188	183	195	(8)
Total revenues net of interest expense	1,241	1,355	1,394	1,391	1,352	(8)
Provisions for losses	76	95	98	90	87	(13)
Total revenues net of interest expense after provisions for losses	1,165	1,260	1,296	1,301	1,265	(8)
Expenses
Marketing, promotion, rewards, Card Member services and other	437	555	532	577	496	(12)
Salaries and employee benefits and other operating expenses	544	704	588	655	566	(4)
Total	981	1,259	1,120	1,232	1,062	(8)
Pretax segment income	184	1	176	69	203	(9)
Income tax provision/(benefit)	50	(32)	34	(8)	44	14
Segment income	$134	$33	$142	$77	$159	(16)
Effective tax rate	27.2%	#	19.3%	-11.6%	21.7%

Selected Statistical Information
(Billions, except percentages and where indicated)

Card billed business	$28.7	$34.0	$33.9	$34.1	$31.9	(10)
Total cards-in-force (millions)	14.9	15.7	15.8	15.7	15.7	(5)
Basic cards-in-force (millions)	10.4	11.0	10.9	10.9	10.9	(5)
Average basic Card Member spending (dollars)	$2,729	$3,109	$3,100	$3,137	$2,942	(7)

International Consumer Travel:
Travel sales (millions)	$334	$353	$362	$354	$353	(5)
Travel commissions and fees/sales	7.2%	7.4%	6.9%	6.8%	6.2%

Total segment assets	$29.0	$30.7	$31.1	$31.6	$30.4	(5)
Segment capital (M)	$3.2	$3.0	$3.0	$3.0	$3.0	8
Return on average segment capital (N)	12.7%	13.6%	15.8%	15.7%	20.0%
Return on average tangible segment capital (N)	22.3%	24.6%	28.9%	28.8%	36.8%

Card Member receivables:
Total receivables	$6.4	$7.7	$7.3	$7.5	$7.2	(11)
30 days past billing as a % of total	1.6%	1.3%	1.4%	1.3%	1.4%
Net write-off rate (principal only) (K)	1.9%	1.8%	1.9%	1.9%	1.9%
Net write-off rate (principal and fees) (K)	2.0%	1.9%	2.1%	2.0%	2.0%

Card Member loans:
Total loans	$6.8	$7.7	$8.0	$8.6	$8.2	(17)
30 days past due loans as a % of total	1.8%	1.6%	1.6%	1.6%	1.7%
Average loans	$7.2	$7.9	$8.3	$8.3	$8.3	(13)
Net write-off rate (principal only) (K)	2.0%	1.9%	1.9%	2.0%	2.2%
Net write-off rate (principal, interest and fees) (K)	2.5%	2.4%	2.4%	2.4%	2.7%
Net interest income divided by average loans (O)	10.0%	9.6%	9.1%	8.8%	9.5%
Net interest yield on Card Member loans (O)	10.9%	10.5%	9.9%	9.6%	10.1%

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

Global Commercial Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)
	Quarters Ended					% Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Mar 31, 2015 vs.
	2015	2014	2014	2014	2014	Mar 31, 2014

Revenues
Non-interest revenues	$871	$1,635	$957	$1,332	$1,249	(30)
Interest income	4	4	4	3	4	-
Interest expense	48	54	61	66	59	(19)
Net interest expense	(44)	(50)	(57)	(63)	(55)	(20)
Total revenues net of interest expense	827	1,585	900	1,269	1,194	(31)
Provisions for losses	35	50	49	43	38	(8)
Total revenues net of interest expense after provisions for losses	792	1,535	851	1,226	1,156	(31)
Expenses
Marketing, promotion, rewards, Card Member services and other	164	178	161	177	166	(1)
Salaries and employee benefits and other operating expenses	344	408	381	184	705	(51)
Total	508	586	542	361	871	(42)
Pretax segment income	284	949	309	865	285	(0)
Income tax provision	104	355	105	304	101	3
Segment income	$180	$594	$204	$561	$184	(2)
Effective tax rate	36.6%	37.4%	34.0%	35.1%	35.4%

Selected Statistical Information
(Billions, except percentages and where indicated)

Card billed business	$45.3	$47.1	$46.5	$47.6	$45.5	(0)
Total cards-in-force (millions)	6.9	6.9	6.9	7.0	7.1	(3)
Basic cards-in-force (millions)	6.9	6.9	6.9	7.0	7.1	(3)
Average basic Card Member spending (dollars)	$6,567	$6,817	$6,691	$6,781	$6,429	2

Total segment assets	$19.6	$18.5	$20.6	$20.8	$21.6	(9)
Segment capital (M)	$4.1	$3.8	$3.8	$3.8	$3.8	9
Return on average segment capital (N)	39.9%	40.9%	30.3%	32.0%	23.2%
Return on average tangible segment capital (N)	70.6%	74.4%	56.0%	60.3%	44.4%

Card Member receivables:
Total receivables	$15.7	$14.6	$16.4	$16.5	$16.6	(5)
90 days past billing as a % of total	0.7%	0.8%	0.8%	0.7%	0.7%
Net loss ratio (as a % of charge volume)	0.10%	0.08%	0.09%	0.09%	0.09%

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

Global Network & Merchant Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)
	Quarters Ended					% Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Mar 31, 2015 vs.
	2015	2014	2014	2014	2014	Mar 31, 2014
Revenues
Non-interest revenues	$1,270	$1,399	$1,368	$1,366	$1,293	(2)
Interest income	20	17	14	11	10	#
Interest expense	(54)	(61)	(68)	(78)	(62)	(13)
Net interest income	74	78	82	89	72	3
Total revenues net of interest expense	1,344	1,477	1,450	1,455	1,365	(2)
Provisions for losses	11	35	24	18	16	(31)
Total revenues net of interest expense after provisions for losses	1,333	1,442	1,426	1,437	1,349	(1)
Expenses
Marketing, promotion, rewards, Card Member services and other	147	185	201	277	156	(6)
Salaries and employee benefits and other operating expenses	488	587	555	582	491	(1)
Total	635	772	756	859	647	(2)
Pretax segment income	698	670	670	578	702	(1)
Income tax provision	254	253	243	205	259	(2)
Segment income	$444	$417	$427	$373	$443	0
Effective tax rate	36.4%	37.8%	36.3%	35.5%	36.9%

Selected Statistical Information
(Billions, except percentages and where indicated)

Global Card billed business (P)	$245.6	$268.5	$258.1	$258.1	$238.1	3

Global Network & Merchant Services:
Total segment assets	$17.8	$18.1	$18.2	$18.7	$18.3	(3)
Segment capital (M)	$2.2	$2.0	$2.0	$2.0	$1.9	13
Return on average segment capital (N)	82.1%	84.0%	82.6%	79.4%	81.2%
Return on average tangible segment capital (N)	90.6%	92.9%	91.3%	87.8%	89.7%

Global Network Services:
Card billed business	$39.1	$42.5	$41.6	$40.1	$36.6	7
Total cards-in-force (millions)	44.5	44.0	43.2	42.5	41.3	8

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

American Express Company	(Preliminary)
Components of Return on Average Equity (ROE), Return on Average Common Equity (ROCE), and Return on Average Tangible Common Equity (ROTCE)
Appendix I
(Millions, except percentages)
	For the Twelve Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2015	2014	2014	2014	2014
ROE
Net income	$5,978	$5,885	$5,746	$5,635	$5,511
Average shareholders' equity	$20,606	$20,254	$19,948	$19,591	$19,442
Return on average equity (Q)	29.0%	29.1%	28.8%	28.8%	28.3%

Reconciliation of ROCE and ROTCE
Net income	$5,978	$5,885	$5,746	$5,635	$5,511
Preferred shares dividends and related accretion	-	-	-	-	-
Earnings allocated to participating share awards and other	45	46	46	47	48
Net income attributable to common shareholders	$5,933	$5,839	$5,700	$5,588	$5,463

Average shareholders' equity	$20,606	$20,254	$19,948	$19,591	$19,442
Average preferred shares	350	114	-	-	-
Average common shareholders' equity	$20,256	$20,140	$19,948	$19,591	$19,442
Average goodwill and other intangibles	3,845	3,888	3,941	3,994	4,012
Average tangible common shareholders' equity	$16,411	$16,252	$16,007	$15,597	$15,430
Return on average common equity (Q)	29.3%	29.0%	28.6%	28.5%	28.1%
Return on average tangible common equity (R)	36.2%	35.9%	35.6%	35.8%	35.4%

See Appendix VI for footnote references

American Express Company	(Preliminary)
Components of Return on Average Segment Capital (ROSC) and Return on Average Tangible Segment Capital (ROTSC)
Appendix II
(Millions, except percentages)
	For the Twelve Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2015	2014	2014	2014	2014
U.S. Card Services
Segment income	$3,258	$3,200	$3,399	$3,292	$3,265
Average segment capital	$10,148	$9,843	$9,580	$9,337	$9,180
Average goodwill and other intangibles	339	319	299	311	323
Average tangible segment capital	$9,809	$9,524	$9,281	$9,026	$8,857
Return on average segment capital (S)	32.1%	32.5%	35.5%	35.3%	35.6%
Return on average tangible segment capital (S)	33.2%	33.6%	36.6%	36.5%	36.9%

International Card Services
Segment income	$386	$411	$481	$481	$612
Average segment capital	$3,043	$3,020	$3,043	$3,063	$3,053
Average goodwill and other intangibles	1,311	1,350	1,376	1,394	1,389
Average tangible segment capital	$1,732	$1,670	$1,667	$1,669	$1,664
Return on average segment capital (S)	12.7%	13.6%	15.8%	15.7%	20.0%
Return on average tangible segment capital (S)	22.3%	24.6%	28.9%	28.8%	36.8%

Global Commercial Services
Segment income	$1,539	$1,543	$1,131	$1,188	$853
Average segment capital	$3,859	$3,771	$3,736	$3,707	$3,679
Average goodwill and other intangibles	1,678	1,696	1,715	1,736	1,759
Average tangible segment capital	$2,181	$2,075	$2,021	$1,971	$1,920
Return on average segment capital (S)	39.9%	40.9%	30.3%	32.0%	23.2%
Return on average tangible segment capital (S)	70.6%	74.4%	56.0%	60.3%	44.4%

Global Network & Merchant Services
Segment income	$1,661	$1,660	$1,642	$1,606	$1,645
Average segment capital	$2,024	$1,976	$1,989	$2,022	$2,026
Average goodwill and other intangibles	190	189	190	192	193
Average tangible segment capital	$1,834	$1,787	$1,799	$1,830	$1,833
Return on average segment capital (S)	82.1%	84.0%	82.6%	79.4%	81.2%
Return on average tangible segment capital (S)	90.6%	92.9%	91.3%	87.8%	89.7%

See Appendix VI for footnote references

American Express Company	(Preliminary)
Net Interest Yield on Card Member Loans
Appendix III
(Millions, except percentages and where indicated)
	Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2015	2014	2014	2014	2014

Net interest income	$1,447	$1,424	$1,395	$1,316	$1,337
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	$249	$250	$247	$259	$263
Interest income not attributable to the Company's Card Member loan portfolio	$(95)	$(92)	$(90)	$(89)	$(88)

Adjusted net interest income (T)	$1,601	$1,582	$1,552	$1,486	$1,512

Average loans (billions)	$67.6	$67.7	$66.4	$65.2	$64.5
Exclude:
Unamortized deferred card fees, net of direct acquisition costs of Card Member loans, and other (billions)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)

Adjusted average loans (billions) (U)	$67.4	$67.5	$66.2	$65.0	$64.3

Net interest income divided by average loans (V)	8.6%	8.4%	8.5%	8.1%	8.4%
Net interest yield on Card Member loans (W)	9.6%	9.3%	9.3%	9.2%	9.5%

See Appendix VI for footnote references

U.S. Card Services and International Card Services	(Preliminary)
Net Interest Yield on Card Member Loans
Appendix IV
(Millions, except percentages and where indicated)
	Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2015	2014	2014	2014	2014
USCS:
Net interest income	$1,377	$1,341	$1,313	$1,255	$1,273
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	$38	$39	$39	$40	$39
Interest income not attributable to the Company's Card Member loan portfolio	$(3)	$(3)	$(3)	$(3)	$(3)

Adjusted net interest income (T)	$1,412	$1,377	$1,349	$1,292	$1,309
Average loans (billions)	$60.4	$59.7	$58.0	$56.8	$56.1
Exclude:
Unamortized deferred card fees, net of direct acquisition costs of Card Member loans (billions)	$-	$-	$-	$-	$0.1
Adjusted average loans (billions) (U)	$60.4	$59.7	$58.0	$56.8	$56.2
Net interest income divided by average loans (V)	9.1%	9.0%	9.1%	8.9%	9.2%
Net interest yield on Card Member loans (W)	9.5%	9.1%	9.2%	9.1%	9.4%

ICS:
Net interest income	$180	$189	$188	$183	$195
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	$18	$26	$24	$21	$18
Interest income not attributable to the Company's Card Member loan portfolio	$(8)	$(9)	$(10)	$(10)	$(10)

Adjusted net interest income (T)	$190	$206	$202	$194	$203
Average loans (billions)	$7.2	$7.9	$8.3	$8.3	$8.3
Exclude:
Unamortized deferred card fees, net of direct acquisition costs of Card Member loans, and other (billions)	$(0.1)	$(0.2)	$(0.2)	$(0.2)	$(0.2)
Adjusted average loans (billions) (U)	$7.1	$7.7	$8.1	$8.1	$8.1
Net interest income divided by average loans (V)	10.0%	9.6%	9.1%	8.8%	9.5%
Net interest yield on Card Member loans (W)	10.9%	10.5%	9.9%	9.6%	10.1%

See Appendix VI for footnote references

American Express Company	(Preliminary)
Revenue and Expense Reconciliation
Appendix V
(Millions, except percentages)
	Quarters Ended
	Mar 31,	Mar 31,	% Change
	2015	2014
Consolidated:

Reported total revenues net of interest expense	$7,950	$8,173	(3)
Global Business Travel ("GBT") revenues net of interest expense	-	339
Adjusted total revenues net of interest expense	7,950	7,834	1
FX and GBT adjusted total revenues net of interest expense (X)		7,570	5

Reported total expenses	5,214	5,480	(5)
GBT expenses	-	336
Adjusted total expenses	5,214	5,144	1
FX and GBT adjusted total expenses (X)		4,975	5

Global Commercial Services:

Reported total revenues net of interest expense	827	1,194	(31)
GBT revenues net of interest expense	-	339
Adjusted total revenues net of interest expense	827	855	(3)
FX and GBT adjusted total revenues net of interest expense (X)		821	1

Reported total expenses	508	871	(42)
GBT expenses	-	336
Adjusted total expenses	$508	$535	(5)
FX and GBT adjusted total expenses (X)		519	(2)

Note: GBT revenues and expenses represent operating performance as reported in Q1'14. Adjustments do not include other Global Business Travel-related items, including equity earnings from the joint venture and impacts related to a transition services agreement that will phase out over time.

See Appendix VI for footnote references

Appendix VI	(Preliminary)

All Information in the preceding tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated.
(A)
In Q1’15, the Company changed the classification related to certain payments to co-brand partners reducing both marketing and promotion and discount revenue. The misclassification in prior periods has been conformed to the current period presentation. The discount rate for prior periods has also been revised accordingly, resulting in a reduction of between zero and one basis point in any period from what was originally reported.

(B)
Represents net income, less earnings allocated to participating share awards of $11 million for the quarter ended March 31, 2015, $11 million for the quarter ended December 31, 2014, $11 million for the quarter ended September 30, 2014, $12 million for the quarter ended June 30, 2014 and $12 million for the quarter ended March 31, 2014.

(C)	Refer to Appendix I for components of return on average equity, return on average common equity and return on average tangible common equity, a non-GAAP measure.

(D)
Card billed business includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards. In-store spend activity within retail co-brand portfolios in Global Network Services, from which the Company earns no revenue, is not included in non-proprietary billed business. Card billed business is reflected in the United States or outside the United States based on where the issuer is located.

(E)
Total cards-in-force represents the number of cards that are issued and outstanding. Proprietary basic consumer cards-in-force includes basic cards issued to the primary account owner and does not include additional supplemental cards issued on that account. Proprietary basic small business and corporate cards-in-force include basic and supplemental cards issued to employee Card Members. Non-proprietary cards-in-force includes all cards that are issued and outstanding under network partnership agreements, except for retail co-brand Card Member accounts that have no out-of-store spend activity during the prior 12 month period.

(F)
This calculation is designed to reflect pricing at merchants accepting general purpose American Express cards. It represents the percentage of billed business (both proprietary and Global Network Services) retained by the Company from merchants it acquires, prior to payments to third parties unrelated to merchant acceptance.

(G)
Average basic Card Member spending and average fee per card are computed from proprietary card activities only. Average fee per card is computed based on net card fees, including the amortization of deferred direct acquisition costs divided by average worldwide proprietary cards-in-force. The adjusted average fee per card, which is a non-GAAP measure, is computed in the same manner, but excludes amortization of deferred direct acquisition costs. The amount of amortization excluded for these periods was $83 million for the quarter ended March 31, 2015, $79 million for the quarter ended December 31, 2014, $77 million for the quarter ended September 30, 2014, $77 million for the quarter ended June 30, 2014 and $73 million for the quarter ended March 31, 2014. The Company presents adjusted average fee per card because the Company believes this metric presents a useful indicator of card fee pricing across a range of its proprietary card products.

(H)	Provisions for principal (resulting from authorized transactions) and fee reserve components.

(I)	Consists of principal (resulting from authorized transactions), interest and/or fees, less recoveries.

(J)	Beginning in first quarter 2014, reserves related for card-related fraud losses are reflected in Other liabilities. All periods include foreign currency translation adjustments and other items.

(K)
The Company presents a net write-off rate based on principal losses only (i.e., excluding interest and/or fees) to be consistent with industry convention. In addition, because the Company's practice is to include uncollectible interest and/or fees as part of its total provision for losses, a net write-off rate including principal, interest and/or fees is also presented. Q1’15 reflects a change in timing of charge-offs for loans in certain modification programs from 180 days past due to 120 days past due beginning January 2015. Excluding the impact of the change, the USCS/ICS Charge net write-off rate – principal only was 1.9% and the USCS Lending net write-off rate - principal only was 1.4%.

(L)
See Appendix III for quarterly calculations of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure, and the Company's rationale for presenting net interest yield on Card Member loans. For calculations for the twelve months ended December 31, 2014 and 2013, please refer to Annex 3 of the Company’s 2014 Fourth Quarter/ Full Year Earnings Supplement on file with the Securities and Exchange Commission.

(M)	Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements.

(N)	Refer to Appendix II for components of return on average segment capital and return on average tangible segment capital, a non-GAAP measure.

(O)
See Appendix IV for calculations of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure, and the Company's rationale for presenting net interest yield on Card Member loans.

(P)
Global Card billed business includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards. In-store spend activity within retail co-brand portfolios in Global Network Services, from which the Company earns no revenue, is not included in non-proprietary billed business.

(Q)
Return on average equity and return on average common equity are calculated by dividing one year period net income/net income attributable to common shareholders by one year average total shareholders’ equity/average common shareholders' equity, respectively.

(R)
Return on average tangible common equity, a non-GAAP measure, is computed in the same manner as return on average common equity except the computation of average tangible common shareholders' equity, a non-GAAP measure, excludes from average common shareholders' equity, average goodwill and other intangibles. The Company believes that return on average tangible common equity is a useful measure of the profitability of its business.

(S)
Return on average segment capital is calculated by dividing one year period segment income by one year average segment capital. Return on average tangible segment capital, a non-GAAP measure, is computed in the same manner as return on average segment capital except the computation of average tangible segment capital, a non-GAAP measure, excludes average goodwill and other intangibles. The Company believes that return on average tangible segment capital is a useful measure of the profitability of its business.

(T)
Adjusted net interest income, a non-GAAP measure, represents net interest income allocated to the Company's Card Member loan portfolio excluding the impact of interest expense and interest income not attributable to the Company's Card Member loan portfolio. The Company believes adjusted net interest income is useful to investors because it is a component of net interest yield on Card Member loans.

(U)
Adjusted average loans, a non-GAAP measure, represents average Card Member loans excluding the impact of deferred card fees, net of deferred direct acquisition costs of Card Member loans, and other. The Company believes adjusted average loans is useful to investors because it is a component of net interest yield on Card Member loans.

(V)
This calculation includes elements of total interest income and total interest expense that are not attributable to the Card Member loan portfolio, and thus is not representative of net interest yield on Card Member loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to Card Member loans, and interest expense attributable to other activities, including Card Member receivables.

(W)
Net interest yield on Card Member loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis. The calculation of net interest yield on Card Member loans includes interest that is deemed uncollectible. For all presentations of net interest yield on Card Member loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses - Card Member loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company's Card Member loan portfolio.

(X)
Revenue net of interest expense and total expenses on an FX adjusted basis are a non-GAAP measures. FX adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes Q1’15 foreign exchange rates apply to Q1'14 results). Country results used to calculate FX adjusted revenues and expenses, which constitute non-GAAP measures, are subject to management allocations. The Company’s calculations of non-GAAP measures may differ from the calculations of similarly titled measures of other companies.

See Appendix VI for footnote references